Exhibit 10.26
AMENDMENT TO THE OFFER LETTER BETWEEN
SUPERIOR ENERGY SERVICES, INC. AND PATRICK J. ZUBER
     This Amendment to the Offer Letter dated November 7, 2007 (“Offer Letter”) between Superior Energy Services, Inc., a Delaware corporation (“Superior” or the “Company”), and Patrick J. Zuber (the “Executive”), is dated December 22, 2008, but is effective in all respects as of January 1, 2008 (the “Effective Date”).
     WHEREAS, Section 409A of the Internal Revenue Code and applicable Treasury Regulations and guidance thereunder (“Section 409A”) regulate the timing of inclusion into income of nonqualified deferred compensation, imposing penalty taxation and interest on the service provider for noncompliance; and
     WHEREAS, the Company and the Executive desire to amend the terms of the Offer Letter to comply with Section 409A (including any exemptions) such that the Executive as a service provider is not subject to additional taxation and penalties.
     NOW, THEREFORE, the Offer Letter is amended as follows, as of the Effective Date:
I.
     Paragraph 12 is amended by adding a last sentence to read as follows:
“Tax protection and tax equalization payments made pursuant to this section will be paid to you no later than the end of the second taxable year beginning after the taxable year in which your U.S. federal income tax return is required to be filed (including any extensions) for the year to which the compensation subject to the tax equalization payment relates.”
II.
     New Paragraph 13 is hereby added after Paragraph 12 to read as follows:
“13.	Section 409A; Timing of Payments. It is the intention of the parties that this Offer Letter comply with Section 409A and this Offer Letter shall be construed accordingly. Any amounts owed to you by the Company under the terms of this Offer Letter and for which no time of payment has been specified will be paid to you no later than March 15 following the fiscal year in which you were eligible to receive such payment. All such payments are intended to be exempt from Section 409A as short-term deferrals pursuant to Treasury Regulation §1.409A-1(b)(4). No acceleration of payments and benefits provided for in this Offer Letter, which constitute non-qualified deferred compensation under Section 409A, shall be permitted except that Superior may accelerate payment, if permitted under the regulations under Section 409A.”

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Chief Executive Officer

/s/ Patrick J. Zuber
Patrick J. Zuber